                                                                    EXHIBIT 99.1


January 17, 2002




                REGIONS ANNOUNCES EARNINGS AND INCREASED DIVIDEND

Regions Financial Corporation today announced earnings for the quarter and year ended December 31, 2001. Net income totaled $138.2 million or $.60 per diluted share for the fourth quarter of 2001, compared to $128.4 million or $.58 for the fourth quarter of 2000. Cash basis earnings, which excludes amortization of excess purchase price, totaled $.66 per diluted share, an 8% increase over the fourth quarter of 2000.

Fourth quarter revenue growth was very strong, as the interest margin continued to improve and fee income reached record levels. Revenues for the fourth quarter increased $42.0 million or 27% annualized, compared to the third quarter. The net interest margin increased 15 basis points to 3.77% in the fourth quarter of 2001, while fee income increased $25.7 million or 40% on a linked-quarter annualized basis.

Carl E. Jones, Jr., chairman, president and chief executive officer of Regions, said, "We are especially pleased to have achieved record operating income for 2001. The year just ended was a year of transformation and change for Regions. We greatly expanded our product set in investments, asset management, and insurance through our mergers with Morgan Keegan and Rebsamen in early 2001. With the integration of these new partners into our banking franchise, we increased fee income as a percentage of total revenue to over 40% while adding diversity and stability to our earnings stream."

"During 2001, we also repositioned our balance sheet to make better use of capital and to react more favorably to changing interest rate environments. We have significantly reduced overall interest rate risk in the balance sheet and at the same time, reduced the amount of capital allocated to low return assets. We increased our capital levels and loan loss reserves in this weak economic environment to strengthen our already solid financial position," Jones said.

"As a result of these efforts, Regions is positioned as a financial services leader in the south and for meeting the challenges of the future. I am pleased that in the fourth quarter we began to demonstrate the ability of the transformed Regions to grow revenue and earnings. I am optimistic that the economy will improve in 2002. And more importantly, I am confident that Regions is poised for growth and superior returns to our shareholders," Jones stated.

Operating income for 2001, which excludes a second quarter, non-recurring after-tax charge of $17.8 million, totaled a record $526.7 million or $2.32 per diluted share. Operating income for 2000, which excludes a first quarter, non-recurring after-tax gain of $17.8 million, totaled $509.7 million or $2.30 per diluted share. Net income for 2001 totaled $508.9 million or $2.24 per diluted share, compared to net income for 2000 of $527.5 million or $2.38 per diluted share.

Regions also announced that its Board of Directors increased the quarterly cash dividend to $.29 per share. The increased dividend is payable April 1, 2002, to stockholders of record as of March 15, 2002. This is the 31st consecutive year that Regions has increased its quarterly cash dividend and the 123rd consecutive quarter in which the company has paid cash dividends, going back to its formation in 1971.

Regions Financial Corporation, with $45.4 billion in assets, ranks among the 25 largest financial services companies in the nation. Serving customers throughout the South, it provides traditional commercial and retail banking services and other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance, leasing and mortgage banking. Regions' banking affiliates offer banking services from more than 675 banking offices in Alabama, Arkansas, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. Regions provides investment and brokerage services from more than 140 offices of Morgan Keegan & Company, Inc., one of the South's largest investment firms. Regions ranks on both the Forbes 500 and the Fortune 500 listing of America's largest companies; its common stock is traded in the Nasdaq National Market System under the symbol RGBK.

                               Continued Next Page

January 17, 2002
Page Two

                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                    (In thousands, except per share amounts)

                                                  Three Months Ended                            Year Ended
                                                      December 31                               December 31
                                         ----------------------------------         ---------------------------------
Earnings                                   2001           2000       Change          2001            2000      Change
--------                                   ----           ----       ------          ----            ----      ------

Operating income*                        $138,184       $128,366        8%          $526,746       $509,721       3%
Net income                               $138,184       $128,366        8%          $508,934       $527,523      -4%
Per share:
 Operating income*                       $   0.60       $   0.58        3%          $   2.34       $   2.31       1%
 Operating income--diluted*              $   0.60       $   0.58        3%          $   2.32       $   2.30       1%
 Oper. income--diluted cash basis(1)     $   0.66       $   0.61        8%          $   2.54       $   2.41       5%
 Net income                              $   0.60       $   0.58        3%          $   2.26       $   2.39      -5%
 Net income--diluted                     $   0.60       $   0.58        3%          $   2.24       $   2.38      -6%
 Cash dividends declared                 $   0.28       $   0.27        4%          $   1.12       $   1.08       4%


                                                                       December 31
                                                          ---------------------------------------
Financial Condition                                           2001                       2000                  Change
-------------------                                           ----                       ----                  ------
Total assets                                               $45,382,712                $43,688,293                 4%
Loans, net of unearned income                              $30,885,348                $31,376,463                -2%
Securities                                                 $ 7,847,159                $ 8,994,171               -13%
Total earning assets                                       $41,648,266                $40,705,769                 2%
Total deposits                                             $31,548,323                $32,022,491                -1%
Stockholders' equity                                       $ 4,035,765                $ 3,457,944                17%
Stockholders' equity per share                             $     17.54                $     15.73                11%

Selected Ratios
---------------

Return on average stockholders' equity based on
  operating income*                                              13.96%                     15.76%
Return on average stockholders' equity based on
  net income                                                     13.49%                     16.31%
Return on average total assets based on
  operating income*                                               1.18%                      1.19%
Return on average total assets based on
  net income                                                      1.14%                      1.23%
Stockholders' equity to total assets                              8.89%                      7.92%
Allowance for loan losses as a percentage
  of loans, net of unearned income                                1.36%                      1.20%
Loans, net of unearned income, to
  total deposits                                                 97.90%                     97.98%

*In 2001 excludes Morgan Keegan merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share). Year ended 2000 data excludes gain on sale of credit card portfolio of $67.2 million pretax ($44.0 million after tax or $.20 per diluted share) and loss on sale of securities of $40.0 million pretax ($26.2 million after tax or $.12 per diluted share).

(1) Net income excluding the amortization of excess purchase price.

For additional information, please refer to Regions' Form 8-K filed with the Securities and Exchange Commission on January 17, 2002 or visit Regions' Web site at http://www.regions.com or contact Ronald C. Jackson, Senior Vice President and Director of Investor Relations, Regions Financial Corporation, Telephone 205/326-7374.


                               Continued Next Page

January 17, 2002
Page Three



Statements made in this press release, other than those containing historical information, are forward- looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

          FINANCIAL SUPPLEMENT TO FOURTH QUARTER 2001 EARNINGS RELEASE


SUMMARY

Net income for the fourth quarter of 2001 totaled $138.2 million or $.60 per diluted share, compared to $128.4 million or $.58 per diluted share for the fourth quarter of 2000. For the year ended December 31, 2001, operating income was $526.7 million, or $2.32 per diluted share, compared to operating income for 2000 of $509.7 million or $2.30 per diluted share.

Operating income in 2001 excludes second quarter, net after-tax expenses of $17.8 million ($23.3 million pre-tax) related to the Morgan Keegan transaction and Regions' branch rationalization project. Operating income in 2000 excludes a first quarter, non-recurring net after-tax gain of $17.8 million resulting from the sale of Regions' credit card portfolio and sales of securities.

Net income for the year ended December 31, 2001 totaled $508.9 million or $2.24 per diluted share, compared to $527.5 million or $2.38 per diluted share for the year ended December 31, 2000.

Cash basis net income per diluted share, which excludes amortization of excess purchase price, totaled $.66 for the fourth quarter 2001, up 8% over the fourth quarter of last year. Pursuant to FAS 142, Regions will discontinue amortizing excess purchase price. This change is expected to result in $.06 per share quarterly benefit to earnings in 2002, based on the amount of excess purchase price on Regions' balance sheet at December 31, 2001.

Comparisons of Regions fourth quarter 2001 financial performance to certain prior periods are significantly affected by the acquisition of Morgan Keegan, which occurred on March 30, 2001, and the fourth quarter acquisitions of Park Meridian and First Texas Bancshares, all of which were accounted for as a purchases. The second quarter of 2001 was the first quarter that Morgan Keegan's operations were reflected in Regions income statement, average balance sheet and related yields and rates. Morgan Keegan's assets and liabilities were reflected in Regions actual balance sheet as of March 31, 2001.

The addition of Morgan Keegan better diversified Regions' revenue stream, resulting in non-interest income totaling 41% of revenues in the fourth quarter of 2001, up from 30% in the fourth quarter of last year. Morgan Keegan's net contribution to earnings in the fourth quarter totaled $13.5 million. Morgan Keegan's revenues increased 5% over the fourth quarter of 2000.

Earning assets continued to grow only at modest rates during the fourth quarter primarily due to slower economic conditions and strategic initiatives to re-deploy capital into more profitable products and lines of business. This has resulted in continued planned deleveraging in the balance sheet, particularly in wholesale loan balances.

Retail transaction deposit accounts showed significant growth during the fourth quarter, as time deposit balances continue to decline due to less aggressive pricing of certificates of deposit. Retail transaction deposit accounts increased $743 million (24.3% annualized) in the fourth quarter, based on linked-quarter average balances.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2001 EARNINGS RELEASE
PAGE 2



BALANCE SHEET CHANGES

Loan balances declined approximately 3% annualized in the fourth quarter, using linked-quarter average balances, excluding the effect of acquisitions. Declines in real estate mortgage loans were partially offset by growth in the commercial and industrial and consumer categories. Excluding wholesale loan product categories, loans grew 1% on a linked quarter, annualized basis. On a year-over-year comparison, loans declined 2%. Total loans balances in the fourth quarter reflect slower growth in the economy and management initiatives to reduce capital allocated to lower margin loan products.

Security balances increased $325 million. This increase is the result of purchases of certain mortgage-related agency securities.

Average earning assets, excluding acquisitions, decreased 1% on a linked-quarter annualized basis due primarily to lower loan balances partially offset by higher balances of securities.

Non-interest bearing, interest-bearing checking, money market and savings accounts reflected strong growth, up $743 million or 24% annualized based on linked-quarter average balances, excluding acquisitions. Retail certificates of deposit reflected a decline because of less aggressive pricing of this product. Total core deposits, which exclude wholesale deposit funding sources, decreased at a 4% annualized rate during the fourth quarter, excluding deposits added by acquisitions. Wholesale deposit funding sources increased $407 million, based on linked-quarter average balances, as rates on these deposits products were more favorable compared to other funding sources.

OPERATING PERFORMANCE

Total revenues (defined as net interest income on a taxable equivalent basis plus non-interest income, excluding securities transactions) increased $42.0 million or 27% annualized on a linked-quarter annualized basis compared to third quarter 2001. This increase was due to higher fees in the brokerage and investment banking and mortgage banking areas, in addition to a higher level of net interest income. Taxable equivalent net interest income increased $16.3 million and non-interest income increased $25.7 million.

Net interest income (taxable equivalent) increased $16.3 million due to a 15 basis point (bps.) increase in the net interest margin combined with modest growth in earning assets attributable to acquisition activity. The yield on interest-earning assets declined 60 bps. this quarter, while the rate on interest-bearing liabilities declined 85 bps. The increase in the net interest margin is primarily due to the repricing of many of Regions' funding sources, particularly certificates of deposits, to lower rates. Current modeling indicates that Regions' net interest margin of 3.77% in the fourth quarter should show continued modest improvement (3-5 bps.) in the first quarter of 2002, assuming no further changes in market interest rates.

Total fourth quarter non-interest income (excluding securities transactions) increased $25.7 million (40% annualized) from third quarter levels. Brokerage and investment banking income increased $10.1 million as volume increased and asset values recovered some from the events of September. Service charges on deposit accounts continued to reflect growth--up $2.7 million over third quarter (15.9% annualized), a reflection of an increase in the number of deposit accounts and pricing initiatives. Mortgage servicing and origination fees in the fourth quarter increased $7.6 million over the third quarter, primarily due to higher

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2001 EARNINGS RELEASE
PAGE 3



levels of production and a more profitable product mix. Single-family mortgage production was $1.3 billion in the fourth quarter, compared to $938 million in third quarter 2001. Other non-interest income increased $6.2 million from third quarter 2001 levels. This increase was due primarily to higher insurance fees and capital market fees. Partially offsetting these increases is a slight decline in trust fees, which were down $901,000 compared to third quarter 2001.

Securities gains totaled $27.1 million in the fourth quarter 2001. Approximately $351 million of mortgage-related securities were sold in order to capture the $27.1 million gain, associated with these securities.

In the fourth quarter of 2001, total non-interest expenses increased $15.2 million (15.5% annualized), compared to third quarter 2001 operating expenses. This increase is due in part to increased overhead at Morgan Keegan (primarily associated with higher revenues) in addition to non-interest expense added in connection with the two acquisitions closed in the fourth quarter. Excluding additional expenses incurred at Morgan Keegan and added by the fourth quarter acquisitions, fourth quarter non-interest expense increased 4.1%, on a linked-quarter annualized basis. Salaries and employee benefits increased $7.2 million due primarily to higher commissions and incentives related to increased production at Morgan Keegan and Regions' mortgage subsidiary. Excluding the higher compensation related to Morgan Keegan and the two fourth quarter acquisition, salaries and benefits declined $2.5 million. Other non-interest expense increased $6.5 million over third quarter levels, due to higher advertising, legal fees, amortization of mortgage servicing rights, stationery and printing, travel, and write downs of other real estate, partially offset by a lower level of other non-credit losses.

The following table illustrates the trends in operating expenses between the third and fourth quarters of 2001.

------------------------------------------------------------------------------------------------------------------
Non-Interest Expense Comparison
------------------------------------------------------------------------------------------------------------------
                                       Third       Fourth    Fourth Quarter     Fourth
                                      Quarter     Quarter     Acquisitions      Quarter
                                        2001        2001        & Morgan         2001
                                         As          As          Keegan            As           Dollar     Percent
($ amounts in thousands)              Reported    Reported      increase        Adjusted        Change      Change
------------------------------------------------------------------------------------------------------------------
Salaries and employee benefits        $230,922     $238,152      $ 9,701        $228,451        $(2,471)     (1.1)%
Net occupancy and furniture &
   equipment expense                    45,939       47,429          331          47,098          1,159       2.5
Other non-interest expenses            115,509      121,987        1,148         120,839          5,330       4.6
                                      --------     --------      -------        --------        -------       ---
  Total non-interest expenses         $392,370     $407,568      $11,180        $396,388        $ 4,018       1.0%

The provision for loan losses in the fourth quarter of 2001 was $77.9 million or 1.01% annualized of average loans. Net loan charge-offs for the fourth quarter of 2001 were $49.3 million (0.64% of average loans annualized), compared to $27.9 million (0.36% of average loans annualized) in the third quarter of 2001 and $34.6 million (0.44% of average loans annualized) in the fourth quarter of last year. The higher level of net loan charge-offs in the fourth quarter of 2001 is due primarily to higher commercial loan losses resulting from continued weakness in the economy. Fourth quarter commercial loan losses included an $8.8 million agricultural loan, a $1.6 million textile loan and a $1.0 million credit in the healthcare industry as well as the oil and gas industry. In light of management's assessment of economic conditions and the current levels of non-performing assets, Regions' allowance for loan losses was

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2001 EARNINGS RELEASE
PAGE 4



increased to $419.2 million or 1.36% of total loans at December 31, 2001, compared $376.5 million or 1.20% of total loans at December 31, 2000.

Total non-performing assets at December 31, 2001 were $353.4 million or 1.14% of loans and other real estate, an increase from the $306.2 million or 0.99% of loans and other real estate at September 30, 2001. This increase is attributable to a $13.0 million increase in non-accrual loans, a $24.7 million increase (a single commercial loan) in renegotiated loans and a $9.7 million increase in other real estate. As of December 31, 2001, renegotiated loans and other real estate totaled $42.8 million and $40.9 million, respectively with non-accrual loans totaling $269.8 million at that date. Loans past due 90 days or more totaled $46.8 million at December 31, 2001, a $4.9 million increase compared to $41.9 million at September 30, 2001.

Regions non-performing loan portfolio is comprised primarily of a number of small to medium size loans that are diversified geographically throughout its franchise. The 25 largest non-accrual loans range from $13.4 million to $1.2 million, with only one loan above $10 million. The majority of these loans are to borrowers in manufacturing related industries and real estate development. Of the total $269.8 million in non-accrual loans at December 31, 2001, approximately $80.6 million (30% of total non-accruing loans) are secured by single-family residences, which historically have had very low loss ratios.

Management considers the current level of the allowance for loan losses adequate to absorb possible losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimations that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

The effective tax rate decreased in the fourth quarter of 2001 to 28.1% from 29.4% in the third quarter of 2001, primarily due to the increased utilization of and investment in tax-exempt assets.

MORGAN KEEGAN PERFORMANCE

Morgan Keegan produced net income of $13.5 million for the quarter ended December 31, 2001, an increase of 27.3% over the same quarter last year. Compared to the third quarter of 2001, Morgan Keegan's fourth quarter net income increased $2.9 million, due to higher commissions and fees in all categories. Revenue associated with the private client group increased 11.8% in the fourth quarter compared to third, while revenue from the fixed income, equity and money management areas increased 13.4%, 18.6% and 9.2%, respectively. Morgan Keegan's fixed income capital markets division continues as the top revenue producing line of business. Revenues from the fixed income capital markets division totaled $55.8 million in the current quarter, which represents 39% of Morgan Keegan's revenue. Total revenues for Morgan Keegan during the fourth quarter of 2001 totaled $143.1 million compared to $132.6 million in total revenues reported for the third quarter of 2001.

On a linked-quarter basis, Morgan Keegan's overhead increased $10.3 million compared to the previous quarter due primarily to higher compensation costs associated with higher production levels.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2001 EARNINGS RELEASE
PAGE 5



The total number of financial advisors at Morgan Keegan remains at approximately 900 and approximately 15,000 new accounts were opened during the fourth quarter. Total customer assets were $31.6 billion at December 31, 2001, up from approximately $29.4 billion at September 30, 2001.

The following table shows the components of revenue contributed by Morgan Keegan for the three months ended December 31, 2001 and September 30, 2001. For comparative purposes, information for the three months ended December 31, 2000, has been presented but is not included in Regions' consolidated results of operations for 2000 since the acquisition of Morgan Keegan was accounted for as a purchase.

-------------------------------------------------------------------------------------------------------------
Morgan Keegan
Summary Income Statement
-------------------------------------------------------------------------------------------------------------
                               Three months       Three months                    Three months
($ amounts in thousands)           ended              ended              %             Ended            %
                               Dec. 31, 2001     Sept. 30, 2001        Change     Dec. 31, 2000      Change
-------------------------------------------------------------------------------------------------------------
Revenues:
  Commissions                      $ 33,328          $ 31,828             4.7%       $ 32,139           3.7%
  Principal transaction              59,902            54,374            10.2          43,477          37.8
  Investment banking                 18,313            12,382            47.9          11,817          55.0
  Interest                           15,138            18,992           -20.3          29,473         -48.6
  Investment advisory                12,450            11,327             9.9          11,026          12.9
  Other                               3,959             3,684             7.5           7,828         -49.4
                                   --------          --------                        --------
    Total revenues                  143,090           132,587             7.9         135,760           5.4

Expenses:
  Interest expense                    8,253            11,995           -31.2          22,821         -63.8
  Non-interest expense              114,038*          103,777*            9.9          96,237          18.5
                                   --------          --------                        --------
    Total expenses                  122,291           115,772             5.6         119,058           2.7

Income before income taxes           20,799            16,815            23.7          16,702          24.5

Income taxes                          7,300             6,200            17.7           6,100          19.7
                                   --------          --------                        --------

Net income                         $ 13,499          $ 10,615            27.2%       $ 10,602          27.3%
                                   ========          ========                        ========

* - Excludes $6.6 million in amortization of excess purchase price.


---------------------------------------------------------------------------------------------
Morgan Keegan
Breakout of Revenue by Division
Three months ended
December 31, 2001
---------------------------------------------------------------------------------------------
                                         Fixed Income    Equity
                           Private          Capital      Capital      Investment    Interest
($ amounts in thousands)    Client          Markets      Markets       Advisory     & Other
---------------------------------------------------------------------------------------------
$ amount of revenue         $45,979         $55,806      $11,223       $12,605      $17,477
% of gross revenue             32.1%           39.0%         7.8%          8.8%        12.3%

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2001 EARNINGS RELEASE
PAGE 6



ACQUISITION ACTIVITY

Acquisitions completed since December 31, 2000 include the following (in thousands):

-------------------------------------------------------------------------------------------------------------------
                                                                    Total        Total       Accounting
Date            Company Acquired                Total Assets        Loans       Deposits        Method     Offices
-------------------------------------------------------------------------------------------------------------------


February 2001   Rebsamen Insurance, Inc.,         $   32,082           N/A           N/A       Purchase          4
                headquartered in Little Rock,
                Arkansas

March 2001      Morgan Keegan, Inc.,              $2,008,179           N/A           N/A       Purchase         54
                headquartered in Memphis,
                Tennessee

November 2001   Park Meridian, Inc.,              $  309,844      $237,937      $218,700       Purchase          3
                headquartered in Charlotte,
                North Carolina

December 2001   First Bancshares of Texas,        $  188,953      $ 87,293      $172,151       Purchase          6
                Inc., headquartered in
                Houston, Texas
-------------------------------------------------------------------------------------------------------------------
                Totals                            $2,539,058      $325,230      $390,851                        67
-------------------------------------------------------------------------------------------------------------------

At December 31, 2001, Regions had two pending acquisitions. Independence Bank, which operates three offices in the Houston, Texas area, has approximately $107 million in assets. Brookhollow Bancshares, Inc., which operates four offices in the Dallas, Texas area, has approximately $141 million in assets. Both of these transactions are expected to close in the first half of 2002.

As a part of its ongoing business strategy, Regions continually evaluates business combination opportunities.

STOCK BUYBACK PROGRAM

No shares were repurchased during the fourth quarter of 2001. Regions is authorized to buy up to 12 million share under its general buyback program.

FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable, however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2001 EARNINGS RELEASE
PAGE 7



The words "believe", "expect", "anticipate", "project", and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors which may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the Southeast in general and in the communities we serve in particular may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (e) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors which may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

For questions or additional information, please contact Ronald C. Jackson at
(205) 326-7374 or Kenneth W. Till at (205) 326-7605.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CONDITION
(Dollar Amounts in Thousands)

                                                       ----------------------------------------------------------------------------
                                                         12/31/99         3/31/00         6/30/00         9/30/00        12/31/00
                                                       ----------------------------------------------------------------------------
ASSETS
Cash and due from banks                                $  1,393,418    $  1,038,303    $  1,140,766    $  1,076,869    $  1,210,872
Interest-bearing deposits in other banks                      9,653          51,875           2,202           2,449           3,246
Investment securities                                     4,054,279       3,602,979       3,626,457       3,607,520       3,539,202
Securities available for sale                             6,858,765       5,528,877       5,619,226       5,545,803       5,454,969
Trading account assets                                       14,543          24,155          18,652          21,317          13,437
Mortgage loans held for sale                                567,131         351,978         356,801         251,063         222,902
Federal funds sold and securities purchased
  under agreement to resell                                  66,078          61,863          72,108         246,556          95,550
Margin receivables                                               --              --              --              --              --
Loans                                                    28,221,240      29,164,121      30,479,546      31,299,305      31,472,656
Unearned income                                             (76,565)        (82,834)        (88,556)        (95,242)        (96,193)
                                                       ------------    ------------    ------------    ------------    ------------
    Loans, net of unearned income                        28,144,675      29,081,287      30,390,990      31,204,063      31,376,463
Allowance for loan losses                                  (338,375)       (352,998)       (363,475)       (373,699)       (376,508)
                                                       ------------    ------------    ------------    ------------    ------------
    Net Loans                                            27,806,300      28,728,289      30,027,515      30,830,364      30,999,955
Premises and equipment                                      580,707         585,934         588,697         596,900         598,632
Interest receivable                                         306,707         300,445         326,815         333,294         349,637
Due from customers on acceptances                            72,098          85,624          53,969          24,274         107,912
Other assets                                                984,716       1,058,081       1,068,306       1,090,687       1,091,979
                                                       ------------    ------------    ------------    ------------    ------------
                                                       $ 42,714,395    $ 41,418,403    $ 42,901,514    $ 43,627,096    $ 43,688,293
                                                       ============    ============    ============    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Non-interest-bearing                                 $  4,419,693    $  4,853,155    $  4,573,881    $  4,561,388    $  4,512,883
  Interest-bearing                                       25,569,401      27,101,228      27,935,020      27,424,262      27,509,608
                                                       ------------    ------------    ------------    ------------    ------------
    Total Deposits                                       29,989,094      31,954,383      32,508,901      31,985,650      32,022,491
Borrowed funds:
  Short-term borrowings:
    Federal funds purchased and securities
      sold under agreement to repurchase                  5,614,613       3,136,794       2,630,399       1,862,753       1,996,812
    Commercial paper                                         56,750          26,750          36,750          38,750          27,750
    Other short-term borrowings                           1,953,622         725,045       1,816,220       1,620,673       1,108,580
                                                       ------------    ------------    ------------    ------------    ------------
      Total Short-term Borrowings                         7,624,985       3,888,589       4,483,369       3,522,176       3,133,142
    Long-term borrowings                                  1,750,861       2,032,411       2,370,148       4,392,399       4,478,027
                                                       ------------    ------------    ------------    ------------    ------------
      Total Borrowed Funds                                9,375,846       5,921,000       6,853,517       7,914,575       7,611,169
Bank acceptances outstanding                                 72,098          85,624          53,969          24,274         107,912
Other liabilities                                           212,245         316,662         297,692         342,689         488,777
                                                       ------------    ------------    ------------    ------------    ------------
      Total Liabilities                                  39,649,283      38,277,669      39,714,079      40,267,188      40,230,349

Stockholders' equity:
  Common stock                                              137,897         138,857         139,028         139,050         139,105
  Surplus                                                 1,022,825       1,051,634       1,056,452       1,058,291       1,058,733
  Undivided profits                                       2,044,209       2,130,595       2,196,513       2,264,476       2,333,285
  Treasury Stock                                                  0         (38,696)        (73,941)        (18,988)        (67,135)
  Unearned restricted stock                                  (4,719)         (4,216)         (8,088)         (7,673)         (6,952)
  Accumulated other comprehensive income (loss)            (135,100)       (137,440)       (122,529)        (75,248)            908
                                                       ------------    ------------    ------------    ------------    ------------
    Total Stockholders' Equity                            3,065,112       3,140,734       3,187,435       3,359,908       3,457,944
                                                       ------------    ------------    ------------    ------------    ------------
                                                       $ 42,714,395    $ 41,418,403    $ 42,901,514    $ 43,627,096    $ 43,688,293
                                                       ============    ============    ============    ============    ============


                                                       ------------------------------------------------------------
                                                          3/31/01         6/30/01         9/30/01        12/31/01
                                                       ------------------------------------------------------------
ASSETS
Cash and due from banks                                $  1,043,984    $  1,053,195    $  1,103,077    $  1,239,598
Interest-bearing deposits in other banks                  1,095,419         906,987         982,838         667,186
Investment securities                                        44,864          32,745          32,757          34,050
Securities available for sale                             8,484,278       7,680,342       8,223,851       7,813,109
Trading account assets                                      601,374         554,059         605,376         741,896
Mortgage loans held for sale                                466,614         601,838         452,613         890,193
Federal funds sold and securities purchased
  under agreement to resell                                 241,382         345,598         189,043          92,543
Margin receivables                                          523,118         550,749         595,624         523,941
Loans                                                    31,214,746      31,057,354      31,128,869      31,136,977
Unearned income                                             (91,506)        (94,401)       (218,026)       (251,629)
                                                       ------------    ------------    ------------    ------------
    Loans, net of unearned income                        31,123,240      30,962,953      30,910,843      30,885,348
Allowance for loan losses                                  (381,570)       (384,324)       (386,471)       (419,167)
                                                       ------------    ------------    ------------    ------------
    Net Loans                                            30,741,670      30,578,629      30,524,372      30,466,181
Premises and equipment                                      624,841         621,792         623,103         647,176
Interest receivable                                         310,474         291,590         286,584         249,630
Due from customers on acceptances                           107,472          69,679          44,269          63,854
Other assets                                              1,857,745       1,851,886       2,020,506       1,953,355
                                                       ------------    ------------    ------------    ------------
                                                       $ 46,143,235    $ 45,139,089    $ 45,684,013    $ 45,382,712
                                                       ============    ============    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Non-interest-bearing                                 $  4,420,949    $  4,650,209    $  4,655,075    $  5,085,337
  Interest-bearing                                       26,761,914      26,509,073      25,918,116      26,462,986
                                                       ------------    ------------    ------------    ------------
    Total Deposits                                       31,182,863      31,159,282      30,573,191      31,548,323
Borrowed funds:
  Short-term borrowings:
    Federal funds purchased and securities
      sold under agreement to repurchase                  2,548,869       1,939,036       2,817,611       1,803,177
    Commercial paper                                         49,435          27,750          27,750          27,750
    Other short-term borrowings                           2,264,254       2,392,543       2,315,063       2,267,473
                                                       ------------    ------------    ------------    ------------
      Total Short-term Borrowings                         4,862,558       4,359,329       5,160,424       4,098,400
    Long-term borrowings                                  5,220,594       4,936,855       4,810,542       4,747,674
                                                       ------------    ------------    ------------    ------------
      Total Borrowed Funds                               10,083,152       9,296,184       9,970,966       8,846,074
Bank acceptances outstanding                                107,472          69,679          44,269          63,854
Other liabilities                                           968,289         787,584       1,146,792         888,696
                                                       ------------    ------------    ------------    ------------
      Total Liabilities                                  42,341,776      41,312,729      41,735,218      41,346,947

Stockholders' equity:
  Common stock                                              142,825         143,209         143,275         143,801
  Surplus                                                 1,214,063       1,227,186       1,228,574       1,252,809
  Undivided profits                                       2,397,684       2,446,779       2,518,202       2,591,962
  Treasury Stock                                                  0         (43,398)        (52,508)              0
  Unearned restricted stock                                  (6,098)        (13,899)        (12,511)        (11,234)
  Accumulated other comprehensive income (loss)              52,985          66,483         123,763          58,427
                                                       ------------    ------------    ------------    ------------
    Total Stockholders' Equity                            3,801,459       3,826,360       3,948,795       4,035,765
                                                       ------------    ------------    ------------    ------------
                                                       $ 46,143,235    $ 45,139,089    $ 45,684,013    $ 45,382,712
                                                       ============    ============    ============    ============

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                     ----------------------------------------------------------
                                                     12/31/99    3/31/00        6/30/00     9/30/00    12/31/00
                                                     ----------------------------------------------------------
Interest Income:
  Interest and fees on loans                         $586,632   $ 602,957       $633,868   $667,305   $ 684,013
  Interest on securities:
    Taxable interest income                           139,054     155,067        137,104    136,452     133,351
    Tax-exempt interest income                         10,169      10,161         10,325     10,680      10,560
                                                     --------   ---------       --------   --------   ---------
    Total Interest on Securities                      149,223     165,228        147,429    147,132     143,911
  Interest on mortgage loans held for sale             20,312      10,313          9,329      8,176       6,693
  Interest on margin receivables                           --          --             --         --          --
  Income on federal funds sold and
    securities purchased under agreement
    to resell                                           1,335       1,129          1,370      1,672       1,366
  Interest on time deposits in other banks                282         193            184        221         498
  Interest on trading account assets                      339         409            407        188         252
                                                     --------   ---------       --------   --------   ---------
    Total Interest Income                             758,123     780,229        792,587    824,694     836,733

Interest Expense:
  Interest on deposits                                285,240     319,177        342,894    358,033     352,156
  Interest on short-term borrowings                    93,272      77,956         64,422     65,623      68,242
  Interest on long-term borrowings                     19,067      28,980         36,580     58,919      72,464
                                                     --------   ---------       --------   --------   ---------
    Total Interest Expense                            397,579     426,113        443,896    482,575     492,862
                                                     --------   ---------       --------   --------   ---------
    Net Interest Income                               360,544     354,116        348,691    342,119     343,871

Provision for loan losses                              38,269      29,177         27,804     32,746      37,372
                                                     --------   ---------       --------   --------   ---------
    Net Interest Income After Provision
       for Loan Losses                                322,275     324,939        320,887    309,373     306,499

Non-Interest Income:
  Brokerage and investment banking                      9,366      11,172          9,547     11,173       9,411
  Trust department income                              13,543      14,051         14,059     14,597      14,968
  Service charges on deposit accounts                  52,874      53,408         57,542     59,465      61,255
  Mortgage servicing and origination fees              20,906      21,956         21,539     20,016      19,221
  Securities gains (losses)                               119     (40,018)            67         28          (5)
  Other                                                42,155     106,223         34,896     41,468      45,171
                                                     --------   ---------       --------   --------   ---------
    Total Non-Interest Income                         138,963     166,792        137,650    146,747     150,021

Non-Interest Expense:
  Salaries and employee benefits                      135,620     147,253        146,244    144,868     150,492
  Net occupancy expense                                16,223      15,858         16,811     18,583      19,423
  Furniture and equipment expense                      20,791      16,997         17,320     18,880      21,016
  Other                                               103,659      91,027         92,412     91,008     112,990
                                                     --------   ---------       --------   --------   ---------
    Total Non-Interest Expense                        276,293     271,135        272,787    273,339     303,921
                                                     --------   ---------       --------   --------   ---------
    Income Before Income Taxes                        184,945     220,596        185,750    182,781     152,599
Applicable income taxes                                55,886      74,591         60,457     54,922      24,233
                                                     --------   ---------       --------   --------   ---------
    Net Income                                       $129,059   $ 146,005       $125,293   $127,859   $ 128,366
                                                     ========   =========       ========   ========   =========
    Operating Income                                 $129,059   $ 128,203(a)    $125,293   $127,859   $ 128,366
                                                     ========   =========       ========   ========   =========


                                                     ----------------------------------------------
                                                     3/31/01     6/30/01        9/30/01    12/31/01
                                                     ----------------------------------------------
Interest Income:
  Interest and fees on loans                         $661,571   $ 634,945       $606,811   $555,176
  Interest on securities:
    Taxable interest income                           127,082     110,720        104,008    104,109
    Tax-exempt interest income                         10,278      10,510         10,151      9,495
                                                     --------   ---------       --------   --------
    Total Interest on Securities                      137,360     121,230        114,159    113,604
  Interest on mortgage loans held for sale              6,856      11,391         11,556     11,937
  Interest on margin receivables                           --       7,811          7,187      5,733
  Income on federal funds sold and
    securities purchased under agreement
    to resell                                             522       7,461          6,250      3,657
  Interest on time deposits in other banks                770       4,859          4,028      1,426
  Interest on trading account assets                      189       6,723          6,104      6,321
                                                     --------   ---------       --------   --------
    Total Interest Income                             807,268     794,420        756,095    697,854

Interest Expense:
  Interest on deposits                                338,107     306,065        276,597    214,926
  Interest on short-term borrowings                    48,808      57,952         45,907     35,441
  Interest on long-term borrowings                     73,219      79,251         77,779     76,092
                                                     --------   ---------       --------   --------
    Total Interest Expense                            460,134     443,268        400,283    326,459
                                                     --------   ---------       --------   --------
    Net Interest Income                               347,134     351,152        355,812    371,395

Provision for loan losses                              28,500      28,990         30,000     77,912
                                                     --------   ---------       --------   --------
    Net Interest Income After Provision
       for Loan Losses                                318,634     322,162        325,812    293,483

Non-Interest Income:
  Brokerage and investment banking                     10,330     117,660        110,430    120,554
  Trust department income                              14,986      15,098         13,749     12,848
  Service charges on deposit accounts                  63,273      66,939         67,190     69,861
  Mortgage servicing and origination fees              21,200      24,431         21,924     29,527
  Securities gains (losses)                               474          (7)         4,534     27,105
  Other                                                38,507      44,905         40,107     46,260
                                                     --------   ---------       --------   --------
    Total Non-Interest Income                         148,770     269,026        257,934    306,155

Non-Interest Expense:
  Salaries and employee benefits                      159,391     251,223        230,922    238,152
  Net occupancy expense                                18,508      22,468         22,950     22,975
  Furniture and equipment expense                      17,727      22,557         22,989     24,454
  Other                                                99,095     133,118        115,509    121,987
                                                     --------   ---------       --------   --------
    Total Non-Interest Expense                        294,721     429,366        392,370    407,568
                                                     --------   ---------       --------   --------
    Income Before Income Taxes                        172,683     161,822        191,376    192,070
Applicable income taxes                                49,931      49,023         56,177     53,886
                                                     --------   ---------       --------   --------
    Net Income                                       $122,752   $ 112,799       $135,199   $138,184
                                                     ========   =========       ========   ========
    Operating Income                                 $122,752   $ 130,611(b)    $135,199   $138,184
                                                     ========   =========       ========   ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)


                                                    ---------------------------------------------------------------------------
                                                    12/31/99      3/31/00       6/30/00      9/30/00      12/31/00      3/31/01
                                                    ---------------------------------------------------------------------------

Average shares outstanding--during quarter           218,414      221,299       220,264      220,424       221,062      214,872
Average shares outstanding--during
  quarter, diluted                                   219,862      222,549       221,426      221,615       222,366      216,648
Actual shares outstanding--end of quarter            220,636      220,422       219,095      221,612       219,769      228,520
Operating income per share                          $   0.59     $   0.58      $   0.57     $   0.58      $   0.58     $   0.57
Operating income per share, diluted                 $   0.59     $   0.58      $   0.57     $   0.58      $   0.58     $   0.57
Operating income per share, diluted cash basis      $   0.61     $   0.60      $   0.59     $   0.61      $   0.61     $   0.60
Net income per share                                $   0.59     $   0.66      $   0.57     $   0.58      $   0.58     $   0.57
Net income per share, diluted                       $   0.59     $   0.66      $   0.57     $   0.58      $   0.58     $   0.57
Dividends per share                                 $   0.25     $   0.27      $   0.27     $   0.27      $   0.27     $   0.28

Taxable equivalent net interest income              $366,479     $359,914      $354,571     $347,956      $359,154     $368,365


                                                    -----------------------------------
                                                     6/30/01      9/30/01      12/31/01
                                                    -----------------------------------
Average shares outstanding--during quarter           227,603      227,657       228,618
Average shares outstanding--during
  quarter, diluted                                   230,422      230,383       230,610
Actual shares outstanding--end of quarter            227,634      227,410       230,081
Operating income per share                          $   0.57     $   0.59      $   0.60
Operating income per share, diluted                 $   0.57     $   0.59      $   0.60
Operating income per share, diluted cash basis      $   0.63     $   0.65      $   0.66
Net income per share                                $   0.50     $   0.59      $   0.60
Net income per share, diluted                       $   0.49     $   0.59      $   0.60
Dividends per share                                 $   0.28     $   0.28      $   0.28

Taxable equivalent net interest income              $373,008     $378,177      $394,499

(a) Operating income excludes gain on sale of credit card portfolio ($67.2 million pre-tax or $44.0 million after tax) and loss on sale of securities ($40.0 million pre-tax or $26.2 million after tax).

(b) Operating income excludes merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share).

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                       Year Ended
                                                       December 31
                                               -----------------------------
                                                  2001               2000
                                               ----------        -----------
Interest Income:
  Interest and fees on loans                   $2,458,503        $ 2,588,143
  Interest on securities:
    Taxable interest income                       445,919            561,974
    Tax-exempt interest income                     40,434             41,726
                                               ----------        -----------
    Total Interest on Securities                  486,353            603,700
  Interest on mortgage loans held for sale         41,740             34,511
  Interest on margin receivables                   20,731                 --
  Income on federal funds sold and
    securities purchased under agreement
    to resell                                      17,890              5,537
  Interest on time deposits in other banks         11,083              1,096
  Interest on trading account assets               19,337              1,256
                                               ----------        -----------
    Total Interest Income                       3,055,637          3,234,243

Interest Expense:
  Interest on deposits                          1,135,695          1,372,260
  Interest on short-term borrowings               188,108            276,243
  Interest on long-term borrowings                306,341            196,943
                                               ----------        -----------
    Total Interest Expense                      1,630,144          1,845,446
                                               ----------        -----------
    Net Interest Income                         1,425,493          1,388,797

Provision for loan losses                         165,402            127,099
                                               ----------        -----------
    Net Interest Income After Provision
       for Loan Losses                          1,260,091          1,261,698

Non-Interest Income:
  Brokerage and investment banking                358,974             41,303
  Trust department income                          56,681             57,675
  Service charges on deposit accounts             267,263            231,670
  Mortgage servicing and origination fees          97,082             82,732
  Securities gains (losses)                        32,106            (39,928)
  Other                                           169,779            227,758
                                               ----------        -----------
    Total Non-Interest Income                     981,885            601,210

Non-Interest Expense:
  Salaries and employee benefits                  879,688            588,857
  Net occupancy expense                            86,901             70,675
  Furniture and equipment expense                  87,727             74,213
  Other                                           469,709            387,437
                                               ----------        -----------
    Total Non-Interest Expense                  1,524,025          1,121,182
                                               ----------        -----------
    Income Before Income Taxes                    717,951            741,726
Applicable income taxes                           209,017            214,203
                                               ----------        -----------
    Net Income                                 $  508,934        $   527,523
                                               ==========        ===========
    Operating Income                           $  526,746(a)     $   509,721(b)
                                               ==========        ===========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                              Year Ended
                                                              December 31
                                                      ----------------------------
                                                          2001              2000
                                                      ----------        ----------
Average shares outstanding--year-to-date                 224,733           220,762
Average shares outstanding--year-to-date, diluted        227,063           221,989
Actual shares outstanding--end of quarter                230,081           219,769
Operating income per share                            $     2.34        $     2.31
Operating income per share, diluted                   $     2.32        $     2.30
Operating income per share, diluted cash basis        $     2.54        $     2.41
Net income per share                                  $     2.26        $     2.39
Net income per share, diluted                         $     2.24        $     2.38
Dividends per share                                   $     1.12        $     1.08

Taxable equivalent net interest income                $1,514,050        $1,421,595



(a) In 2001 excludes merger and other non-recurring charges of $23.3 million pretax ($17.8 million after tax or $.08 per diluted share).

(b) In 2000 excludes gain on sale of credit card portfolio of $67.2 million pretax ($44.0 million after tax or $.20 per diluted share) and loss on sale of securities of $40.0 million pretax ($26.2 million after tax or $.12 per diluted share).

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)


                                            Quarter Ended               Quarter Ended                Quarter Ended
                                               6/30/00                     9/30/00                     12/31/00
                                            ----------------------      -----------------------      ----------------------
                                               Average      Yield/         Average       Yield/         Average      Yield/
                                               Balance       Rate          Balance        Rate          Balance       Rate
                                            ------------    ------      ------------     ------      ------------    ------
ASSETS
Earning assets:
   Taxable securities                        $ 8,408,489     6.55%        $8,405,165      6.45%        $8,246,431     6.52%
   Non-taxable securities                        792,115     7.71%           820,542      7.59%           809,505     7.51%
   Federal funds sold                             87,145     6.32%           102,581      6.48%            84,019     6.47%
   Margin receivables                                 --                          --                           --
   Loans, net of unearned income              29,714,554     8.60%        30,799,374      8.63%        31,319,500     8.80%
   Int. bear. deposits in oth. bnks               10,818     6.84%            12,845      6.84%            31,410     6.31%
   Mortgages held for sale                       411,105     9.13%           330,682      9.84%           258,762    10.29%
   Trading account assets                         21,434     8.06%            11,961      7.11%            14,503     8.69%
                                             -----------                 -----------                  -----------
    Total earning assets                      39,445,660     8.14%        40,483,150      8.16%        40,764,130     8.31%
Allowance for loan losses                       (357,364)                   (363,586)                    (374,738)
Cash and due from banks                        1,084,622                   1,046,548                    1,010,589
Other non-earning assets                       2,053,414                   2,055,988                    2,109,558
                                             -----------                 -----------                  -----------

                                             $42,226,332                 $43,222,100                  $43,509,539
                                             ===========                 ===========                  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                           $1,362,045     1.51%        $1,305,032      1.50%        $1,262,885     1.49%
   Interest bearing transaction
    accounts                                     416,655     4.07%           393,976      4.48%           395,865     3.41%
   Money market accounts                      10,341,395     4.20%        10,014,333      4.33%        10,235,426     4.43%
   Certificates of deposit of
    $100,000 or more                           4,654,185     6.00%         4,212,396      6.22%         4,090,534     6.45%
   Other interest-bearing accounts            10,961,131     5.73%        11,522,007      6.00%        10,579,493     6.16%
   Federal funds purchased                     2,935,116     6.25%         2,231,550      6.64%         2,769,611     6.60%
   Commercial paper                               35,432     6.29%            36,815      6.30%            45,376     6.36%
   Other short-term borrowings                 1,161,176     6.33%         1,728,085      6.40%         1,342,578     6.38%
   Long-term borrowings                        2,344,772     6.27%         3,583,967      6.54%         4,403,511     6.55%
                                             -----------                 -----------                  -----------
    Total int-bearing liabilities             34,211,907     5.22%        35,028,161      5.48%        35,125,279     5.58%
Non-interest bearing deposits                  4,544,703                   4,579,901                    4,590,119
Other liabilities                                322,007                     344,654                      383,205
Stockholders' equity                           3,147,715                   3,269,384                    3,410,936
                                             -----------                 -----------                  -----------
                                             $42,226,332                 $43,222,100                  $43,509,539
                                             ===========                 ===========                  ===========

Net yield on interest earning assets                         3.62%                        3.42%                       3.51%

                                              Quarter Ended                Quarter Ended               Quarter Ended
                                                  3/31/01                     6/30/01                     9/30/01
                                              -----------------------      ----------------------      -----------------------
                                                Average        Yield/         Average      Yield/         Average       Yield/
                                                Balance         Rate          Balance       Rate          Balance        Rate
                                              ------------     ------      ------------    ------      ------------     ------
ASSETS
Earning assets:
   Taxable securities                          $ 7,951,812      6.59%       $ 7,200,791     6.28%       $ 6,956,357      6.04%
   Non-taxable securities                          800,267      7.67%           806,045     7.76%           783,282      8.64%
   Federal funds sold                               36,995      5.72%           675,822     4.43%           747,409      3.32%
   Margin receivables                                   --                      554,202     5.65%           538,694      5.29%
   Loans, net of unearned income                31,274,169      8.76%        30,965,337     8.41%        30,839,867      7.99%
   Int. bear. deposits in oth. bnks                 82,118      3.80%           504,709     3.86%           459,378      3.48%
   Mortgages held for sale                         316,661      8.78%           597,253     7.65%           578,576      7.92%
   Trading account assets                           15,598      5.63%           557,452     5.15%           511,547      5.01%
                                               -----------                  -----------                 -----------
    Total earning assets                        40,477,620      8.30%        41,861,611     7.82%        41,415,110      7.47%
Allowance for loan losses                         (381,552)                    (385,317)                   (386,641)
Cash and due from banks                            993,091                      911,506                     901,067
Other non-earning assets                         2,273,684                    2,876,167                   2,952,938
                                               -----------                  -----------                 -----------

                                               $43,362,843                  $45,263,967                 $44,882,474
                                               ===========                  ============                ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                             $1,230,782      1.45%        $1,243,006     1.35%        $1,261,356      1.09%
   Interest bearing transaction
    accounts                                       430,375      3.24%           517,484     1.94%           578,406      1.79%
   Money market accounts                        11,483,296      4.16%        12,132,752     3.42%        12,441,249      2.84%
   Certificates of deposit of
    $100,000 or more                             4,257,824      6.33%         4,419,525     6.02%         4,086,712      5.65%
   Other interest-bearing accounts               9,531,435      6.21%         8,004,372     6.49%         7,729,754      6.38%
   Federal funds purchased                       2,153,236      5.76%         2,203,347     4.69%         1,986,078      3.64%
   Commercial paper                                 28,232      6.52%            27,273     6.74%            27,750      6.55%
   Other short-term borrowings                   1,108,518      6.49%         2,436,632     5.22%         2,362,939      4.57%
   Long-term borrowings                          4,540,679      6.54%         4,974,303     6.39%         4,867,355      6.34%
                                               -----------                  -----------                 -----------
    Total int-bearing liabilities               34,764,377      5.37%        35,958,694     4.94%        35,341,599      4.51%
Non-interest bearing deposits                    4,422,644                    4,579,814                   4,682,012
Other liabilities                                  817,322                      938,886                     947,713
Stockholders' equity                             3,358,500                    3,786,573                   3,911,150
                                               -----------                  -----------                 -----------
                                               $43,362,843                  $45,263,967                 $44,882,474
                                               ===========                  ============                ===========

Net yield on interest earning assets                            3.69%                       3.57%                        3.62%

                                               Quarter Ended
                                                 12/31/01
                                               -----------------------
                                                  Average       Yield/
                                                  Balance        Rate
                                               ------------     ------
ASSETS
Earning assets:
   Taxable securities                           $ 7,333,574     5.75%
   Non-taxable securities                           759,771     7.71%
   Federal funds sold                               757,139     1.92%
   Margin receivables                               501,965     4.53%
   Loans, net of unearned income                 30,714,891     7.35%
   Int. bear. deposits in oth. bnks                 192,941     2.93%
   Mortgages held for sale                          703,039     6.74%
   Trading account assets                           604,931     4.40%
                                                -----------
    Total earning assets                         41,568,251     6.87%
Allowance for loan losses                          (385,010)
Cash and due from banks                             926,564
Other non-earning assets                          2,979,964
                                                -----------

                                                $45,089,769
                                                ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                              $1,309,170     0.62%
   Interest bearing transaction
    accounts                                        697,458     1.29%
   Money market accounts                         12,459,037     1.82%
   Certificates of deposit of
    $100,000 or more                              3,494,586     5.11%
   Other interest-bearing accounts                8,306,278     5.12%
   Federal funds purchased                        1,756,757     2.27%
   Commercial paper                                  27,750     6.18%
   Other short-term borrowings                    2,398,048     4.13%
   Long-term borrowings                           4,788,755     6.30%
                                                -----------
    Total int-bearing liabilities                35,237,839     3.66%
Non-interest bearing deposits                     4,847,132
Other liabilities                                   981,737
Stockholders' equity                              4,023,061
                                                -----------
                                                $45,089,769
                                                ===========

Net yield on interest earning assets                            3.77%

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS
(Dollar Amounts in Thousands)

                                          --------------------------------------------------------------------------------------
                                          6/30/00      9/30/00      12/31/00     3/31/01      6/30/01      9/30/01      12/31/01
                                          --------------------------------------------------------------------------------------
Balance at beginning of period            $352,998     $363,475     $373,699     $376,508     $381,570     $384,324     $386,471

Net loans charged off (recovered):
  Commercial                                 3,308        7,480       22,845       14,390       16,048       17,361       36,647
  Real estate                                3,483        4,881        2,000          804        2,035        1,798        2,041
  Installment                               10,536       13,444        9,718        8,244        8,153        8,694       10,626
                                          --------     --------     --------     --------     --------     --------     --------
      Total                                 17,327       25,805       34,563       23,438       26,236       27,853       49,314
Allowance of acquired banks                      0        3,283            0            0            0            0        4,098
Provision charged to expense                27,804       32,746       37,372       28,500       28,990       30,000       77,912
                                          --------     --------     --------     --------     --------     --------     --------

Balance at end of period                  $363,475     $373,699     $376,508     $381,570     $384,324     $386,471     $419,167
                                          ========     ========     ========     ========     ========     ========     ========

Non-performing Assets:
Loans on a non-accruing basis             $184,934     $200,419     $197,974     $227,552     $259,291     $256,810     $269,764
Renegotiated loans                          12,616       13,403       12,372       11,024       14,223       18,150       42,807
Foreclosed property ("Other
   real estate")                            16,837       23,270       28,442       29,012       29,257       31,198       40,872
                                          --------     --------     --------     --------     --------     --------     --------
   Total NPA excluding past due
    loans                                 $214,387     $237,092     $238,788     $267,588     $302,771     $306,158     $353,443
                                          --------     --------     --------     --------     --------     --------     --------
Loans past due 90 days or more            $ 67,388     $ 36,543     $ 35,903     $ 40,923     $ 41,736     $ 41,895     $ 46,845
                                          --------     --------     --------     --------     --------     --------     --------
   Total NPA including past due
    loans                                 $281,775     $273,635     $274,691     $308,511     $344,507     $348,053     $400,288
                                          ========     ========     ========     ========     ========     ========     ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)

                                                                                            Year Ended
                                                                                            December 31
                                                                         --------------------------------------------------
                                                                                  2001                         2000
                                                                         -----------------------      ----------------------
                                                                           Average        Yield/       Average        Yield/
                                                                           Balance         Rate        Balance         Rate
                                                                         -----------      ------      ----------      ------
ASSETS

Earning assets:
   Taxable securities                                                    $ 7,357,832      6.17%       $ 8,651,052     6.51%
   Non-taxable securities                                                    787,219      7.95%           801,330     7.64%
   Federal funds sold                                                        556,843      3.21%            88,361     6.27%
   Margin receivables                                                        400,474      5.18%               --
   Loans, net of unearned income                                          30,946,736      8.13%        30,130,808     8.63%
   Int. bear. deposits in oth. bnks                                          310,500      3.57%            16,891     6.49%
   Mortgages held for sale                                                   550,022      7.59%           376,880     9.16%
   Trading account assets                                                    424,241      4.84%            19,777     7.08%
                                                                         -----------                  ----------
    Total earning assets                                                  41,333,867      7.61%        40,085,099     8.15%
Allowance for loan losses                                                   (384,645)                    (360,353)
Cash and due from banks                                                      932,787                    1,094,874
Other non-earning assets                                                   2,773,123                    2,069,717
                                                                         -----------                  ----------

                                                                         $44,655,132                  $42,889,337
                                                                         ===========                  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
   Savings accounts                                                       $1,261,294      1.12%        $1,329,580     1.51%
   Interest bearing transaction
    accounts                                                                 556,724      1.95%           405,404     4.04%
   Money market accounts                                                  12,132,612      3.03%        10,160,829     4.20%
   Certificates of deposit of
    $100,000 or more                                                       4,062,631      5.81%         4,464,330     6.08%
   Other int-bearing accounts                                              8,387,786      6.05%        10,918,949     5.84%
   Federal funds purchased                                                 2,023,662      4.18%         3,069,933     6.25%
   Commercial paper                                                           27,750      6.49%            43,428     6.32%
   Other short-term borrowings                                             2,080,852      4.89%         1,295,328     6.29%
   Long-term borrowings                                                    4,793,657      6.39%         3,069,465     6.42%
                                                                         -----------                  ----------
    Total int-bearing liabilities                                         35,326,968      4.61%        34,757,246     5.31%
Non-interest bearing deposits                                              4,634,198                    4,561,900
Other liabilities                                                            921,937                      335,931
Stockholders' equity                                                       3,772,029                    3,234,260
                                                                         -----------                  ----------

                                                                         $44,655,132                  $42,889,337
                                                                         ===========                  ===========

Net yield on int. earning assets                                                          3.66%                       3.55%


                                                                                      Year Ended
                                                                                      December 31
                                                                            --------                     --------
Allowance For Loan Losses:                                                   2001                         2000
                                                                            --------                     --------
Balance at beginning of year                                                $376,508                     $338,375

Net loans charged off:
  Commercial                                                                  84,446                       35,978
  Real estate                                                                  6,678                       10,923
  Installment                                                                 35,717                       47,207
                                                                            --------                     --------
      Total                                                                  126,841                       94,108
Allowance of acquired banks                                                    4,098                        5,142
Provision charged to expense                                                 165,402                      127,099
                                                                            --------                     --------

Balance at end of period                                                    $419,167                     $376,508
                                                                            ========                     ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED RATIOS

                                                                -------------------------------------------------------------
                                                                12/31/99        3/31/00      6/30/00     9/30/00     12/31/00
                                                                -------------------------------------------------------------
Return on average assets*                                         1.23%          1.21%        1.19%       1.18%        1.17%

Return on average equity*                                        17.05%         16.60%       16.01%      15.56%       14.97%

Stockholders' equity per share                                  $13.89         $14.25       $14.55      $15.16       $15.73

Stockholders' equity to total assets                              7.18%          7.58%        7.43%       7.70%        7.92%

Allowance for loan losses as a percentage of loans,
  net of unearned income                                          1.20%          1.21%        1.20%       1.20%        1.20%

Loans, net of unearned income, to total deposits                 93.85%         91.01%       93.49%      97.56%       97.98%

Net charge-offs as a percentage of average loans**                0.47%          0.23%        0.23%       0.33%        0.44%

Total non-performing assets (excluding loans 90 days
  past due) as a percentage of loans and
  other real estate                                               0.68%          0.74%        0.71%       0.76%        0.76%

Total non-performing assets (including loans 90 days
  past due) as a percentage of loans and
  other real estate                                               0.93%          0.96%        0.93%       0.88%        0.87%

                                                                ------------------------------------------------------------
                                                                 3/31/01           6/30/01          9/30/01         12/31/01
                                                                ------------------------------------------------------------
Return on average assets*                                         1.15%             1.16%            1.20%            1.22%

Return on average equity*                                        14.82%            13.84%           13.71%           13.63%

Stockholders' equity per share                                  $16.64            $16.81           $17.36           $17.54

Stockholders' equity to total assets                              8.24%             8.48%            8.64%            8.89%

Allowance for loan losses as a percentage of loans,
  net of unearned income                                          1.23%             1.24%            1.25%            1.36%

Loans, net of unearned income, to total deposits                 99.81%            99.37%          101.10%           97.90%

Net charge-offs as a percentage of average loans**                0.30%             0.34%            0.36%            0.64%

Total non-performing assets (excluding loans 90 days
  past due) as a percentage of loans and
  other real estate                                               0.86%             0.98%            0.99%            1.14%

Total non-performing assets (including loans 90 days
  past due) as a percentage of loans and
  other real estate                                               0.99%             1.11%            1.12%            1.29%



*Annualized based on operating income.
**Annualized